Exhibit 10.21

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this [_] day of February [●], 2025, by and between Technology & Telecommunication Acquisition Corporation , a Cayman Islands exempted company (the “Company”), Bradbury Capital Holdings Inc., a Cayman Islands exempted company (“Holdings”), and the undersigned (“Subscriber” or “you”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Transaction Agreement (as defined below).

TETE has entered into an amended and restated agreement and plan of merger, dated as of August 2, 2023 (as it may be amended from time to time, the “Transaction Agreement”), which provides for a business combination (the “Transaction”) between TETE and Holdings, pursuant to which, among other things, (i) TETE will reincorporate in the Cayman Islands by merging with and into TETE TECHNOLOGIES INC, a Cayman Islands exempted company and wholly owned subsidiary of TETE (“PubCo”), with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”) and (ii) after the Reincorporation Merger, TETE INTERNATIONAL INC, a Cayman Islands exempted company and wholly owned subsidiary of PubCo, will be merged with and into Holdings, resulting in Holdings being a wholly owned subsidiary of PubCo.

WHEREAS, in connection with and contingent on the closing of the Transaction (the “Transaction Closing”), and pursuant to the terms and conditions hereof, Subscriber desires to subscribe for and purchase from the Company 2,000,000 (the “PIPE Shares”)of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Common Shares”), for a purchase price of $8.00 per share (the “Per Share Price”), or the aggregate purchase price of $16,000,000 (the “Purchase Price”), and the Company desires to issue and sell to Subscriber at the Closing the Securities (as defined below) in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company on or prior to the Closing (as defined below); and

WHEREAS, in connection with the Transaction, certain other institutional “accredited investors” (within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)) or “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) (the “Other Subscribers”) may enter into separate subscription agreements with the Company (“Other Subscription Agreements”) substantially similar to this Subscription Agreement, pursuant to which such Other Subscribers, and Subscriber pursuant to this Subscription Agreement, severally and not jointly, will purchase PIPE Shares on the closing date of the Transaction (the “Closing Date”) at the Per Share Price (the “Offering”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and pursuant to the terms and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription.

1.1 Subject to the terms and conditions hereof, Subscriber hereby subscribes for and agrees to purchase from the Company at the Closing, and the Company hereby agrees to issue and sell to Subscriber, at the Closing, upon the payment of the Purchase Price, that number of PIPE Shares set forth on the signature page hereto (together with such other securities as such shares may be converted into, the “Securities”) on the terms and conditions set forth herein (such subscription and issuance, the “Subscription”).

2. Representations, Warranties and Agreements.

2.1 Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Securities to Subscriber, Subscriber hereby represents and warrants to the Company and Holdings and agrees with the Company and Holdings as follows:

2.1.1 Subscriber has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement. If Subscriber is an individual, Subscriber has the authority to enter into, deliver and perform Subscriber’s obligations under this Subscription Agreement.

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2.1.2 This Subscription Agreement has been duly authorized, executed and delivered by Subscriber. If Subscriber is an individual, the signature on this Subscription Agreement is genuine, and Subscriber has legal competence and capacity to execute the same. This Subscription Agreement constitutes a valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.1.3 Assuming the accuracy of the Company’s representations and warranties as set forth in Section 2.2 hereof, the execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of Subscriber and its subsidiaries, taken as a whole, or materially and adversely affect the legal authority or ability of Subscriber to comply in all material respects with the terms of this Subscription Agreement (a “Subscriber Material Adverse Effect”); (ii) if Subscriber is not an individual, result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries in any material respect; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or government or governmental, tribunal, judicial, administrative federal, state, local, or foreign or any agency, bureau, board, commission instrumentality or authority thereof, including any state’s attorney general or any court or arbitrator (public or private) (“Authority”), having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect.

2.1.4 The Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring all of the Securities only for his, her or its own account and not for the account of others, or if the Subscriber, or the investment advisor to which Subscriber has delegated decision making authority over its investments, is subscribing for the Securities as a fiduciary or agent for one or more investment accounts, the Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is acquiring the Securities for investment purposes only and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or the laws of any jurisdiction (and shall provide the requested information set forth on Schedule A). If the Subscriber is an entity, the Subscriber is not an entity formed for the specific purpose of acquiring the Securities.

2.1.5 Subscriber understands and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Securities have not been registered under the Securities Act. Subscriber understands and agrees that the Securities may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act with respect to the Securities except (i) to the Company or a subsidiary thereof, or (ii) pursuant to another applicable exemption from the registration requirements of the Securities Act that is available and that any book entries representing the Securities shall contain a restrictive legend to such effect. Subscriber understands and agrees that the Securities will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Securities will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Securities and may be required to bear the financial risk of an investment in the Securities for an indefinite period of time. Subscriber understands that it has been advised to consult legal, tax and accounting counsel prior to making any offer, resale, transfer, pledge or other disposition of any of the Securities.

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2.1.6 Subscriber understands and agrees that Subscriber is purchasing the Securities directly from the Company. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by the Company or any of its officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement, and Subscriber is not relying on any representations, warranties or covenants other than those expressly set forth in this Subscription Agreement.

2.1.7 Subscriber represents and warrants that (i) it is not a Benefit Plan Subscriber as contemplated by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (ii) its acquisition and holding of the Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

2.1.8 In making its decision to purchase the Securities, Subscriber represents that it has relied solely upon independent investigation made by Subscriber and the representations, warranties, and covenants of the Company contained in this Subscription Agreement. Subscriber acknowledges and agrees that Subscriber has received and has had an adequate opportunity to review, such financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Securities and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to Subscriber’s investment in the Securities. Without limiting the generality of the foregoing, Subscriber acknowledges that it has had the opportunity to review the documents provided to Subscriber by the Company, including (collectively, the “Disclosure Documents”): (i) the final prospectus of the Company, dated as of January 14, 2022 and filed with the Securities and Exchange Commission (the “Commission”) (File Nos. 333-261822) (the “Prospectus”), (ii) each SEC Document (as defined below) through the date of this Subscription Agreement, and (iii) the Transaction Agreement, a copy of which will be filed by the Company with the Commission. Subscriber represents and agrees that Subscriber and its professional advisor(s), if any, have had the full opportunity to ask the Company’s management questions, receive such answers and obtain such information as Subscriber and its professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities. The Subscriber further acknowledges that the information contained in the Disclosure Documents is subject to change, and that any changes to the information contained in the Disclosure Documents, including any changes based on updated information or changes in terms of the Transaction, shall in no way affect Subscriber’s obligation to purchase the Securities hereunder, except as otherwise provided herein, and that, in purchasing the Securities, Subscriber is not relying upon any projections contained in the Investor Presentation.

2.1.9 Subscriber became aware of this offering of the Securities solely (a) by means of direct contact from the Company, Holdings, or a representative of the Company or Holdings, or (b) directly from the Company as a result of a pre-existing, substantial relationship with the Company, and the Securities were offered to Subscriber solely by direct contact between Subscriber and either the Company or Holdings. Subscriber did not become aware of this offering of the Securities, nor were the Securities offered to Subscriber, by any other means. Subscriber acknowledges that the Company represents and warrants that the Securities (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

2.1.10 Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber understands and acknowledges that it (i) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Securities.

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2.1.11 Subscriber represents and acknowledges that Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Securities, has analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber further acknowledges specifically that a possibility of total loss of investment exists.

2.1.12 Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

2.1.13 Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of any country or territory embargoed or subject to substantial trade restrictions by the United States; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber, directly or indirectly through a third party administrator, maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it, directly or indirectly through a third party administrator, maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List, and to otherwise ensure compliance with OFAC-administered sanctions programs. Subscriber further represents and warrants that, to the extent required, it, directly or indirectly through a third-party administrator, maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Securities were legally derived.

2.1.14 On the date the Purchase Price will be required to be funded pursuant to Section 3.1, Subscriber will have sufficient immediately available funds to pay the Purchase Price pursuant to Section 3.1.

2.1.15 Subscriber represents that no disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act (a “Disqualification Event”) is applicable to Subscriber or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Subscriber hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to Subscriber or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section 2.1.15, “Rule 506(d) Related Party” shall mean a person or entity that is a direct beneficial owner of Subscriber’s securities for purposes of Rule 506(d) under the Securities Act.

2.1.16 No broker, finder or other financial consultant has acted on behalf of Subscriber in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on the Company.

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2.1.17 Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by such Subscriber with the Commission with respect to the beneficial ownership of the securities of the Company prior to the date hereof, Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision) acting for the purpose of acquiring, holding or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

2.1.18 No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase by such Subscriber and sale of the Securities hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase by such Subscriber and sale of the Securities hereunder.

2.2 Company’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Securities, the Company hereby represents and warrants to Subscriber and agrees with Subscriber as follows:

2.2.1 The Company is an exempted company duly organized, validly existing and in good standing under the Laws of the Cayman Islands, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

2.2.2 The Securities have been duly authorized and, when issued and delivered to Subscriber against full payment for the Securities in accordance with the terms of this Subscription Agreement, and registered with the Company’s transfer agent, the Securities will be validly issued, fully paid, non-assessable and free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws or as set forth herein), and will not be issued in violation of or subject to any preemptive or similar rights created under the Company’s organizational documents or any agreement or other instrument to which the Company is a party or by which it is otherwise bound.

2.2.3 This Subscription Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.2.4 The execution, delivery and performance of this Subscription Agreement (including compliance by the Company with all of the provisions hereof), the issuance and sale of the Securities and the consummation of the certain other transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations, financial condition, shareholders’ equity or results of operations of the Company or materially and adversely affect the validity of the Securities or the legal authority or ability of the Company to comply in all material respects with the terms of this Subscription Agreement (a “Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of the Company in any material respect; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any Authority having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Material Adverse Effect.

2.2.5 Neither the Company, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance or sale of the Securities under the Securities Act.

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2.2.6 Neither the Company nor any person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities and neither the Company, nor any person acting on its behalf has offered any of the Securities in a manner involving any public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

2.2.7 The Company has not taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does the Company have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

2.2.8 As of the date hereof, except as set forth in the SEC Documents (as defined below), the Other Subscription Agreements, the Transaction Agreement and any promissory notes issued by the Company’s sponsor or its affiliate to the Company for working capital purposes as described in the SEC Documents (“Sponsor Loans”), there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Purchaser Ordinary Shares or other equity interests in the Company, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, other than any subsidiary created for purposes of the Transaction, the Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company, other than (A) as set forth in the Company’s filings with the Commission, together with any amendments, restatements or supplements thereto (the “SEC Documents”) and (B) as contemplated by the Transaction Agreement. Except as disclosed in the SEC Documents, the Company has no outstanding indebtedness and will not have any outstanding long-term indebtedness as of immediately prior to the Closing (excluding any Sponsor Loans).

2.2.9 Assuming the accuracy of Subscriber’s representations and warranties set forth in this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the PIPE Shares by the Company to Subscriber and the PIPE Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

2.2.10 Except as disclosed in the SEC Documents, the Company has made all filings required to be filed by it with the Commission and, as of their respective dates, each of the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no such representation or warranty with respect to any information relating to Holdings or any of its affiliates included in any SEC Document or filed as an exhibit thereto. Except as to the accounting relating to the Warrants, each of the financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the Staff of the Commission with respect to any of the SEC Documents.

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2.2.11 Other than the Other Subscription Agreements, the Transaction Agreement and any other agreement expressly contemplated by the Transaction Agreement, the Company has not entered into any side letter or similar agreement with any Other Subscriber or any other investor in connection with such Other Subscriber’s or investor’s investment in the Company. No Other Subscription Agreement includes a price per Security different from this Subscription Agreement or other terms, rights or conditions that are more advantageous (economically or otherwise) in any material respect to any such Other Subscriber than Subscriber hereunder, and such Other Subscription Agreements have not been amended or modified in any material respect following the date of this Subscription Agreement in any manner that materially benefits the Other Subscriber thereunder unless Subscriber has been granted the same benefits.

2.2.12 The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.2.13 As of the date of this Agreement the Company has not received any written communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

2.2.14 Except for such matters as have not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, as of the date of this Subscription Agreement, there is no (i) action, claim, inquiry, arbitration, investigation, litigation or other proceeding pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company.

2.2.15 Except for discussions specifically regarding the offer and sale of the Securities, the Company confirms that neither it nor any other person acting on its behalf has provided Subscriber or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Company or any of its subsidiaries, other than with respect to the Transaction and the transactions contemplated by this Subscription Agreement or the Other Subscription Agreements. Except with respect to the Transaction and the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements, no event or circumstance has occurred which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed.

2.3 Holdings’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Securities, Holdings hereby represents and warrants to Subscriber and agrees with Subscriber as follows:

2.3.1 Holdings has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Cayman Islands, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

2.3.2 This Subscription Agreement has been duly authorized, executed and delivered by Holdings and is a valid and binding obligation of Holdings, enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.3.3 The execution, delivery and performance of this Subscription Agreement (including compliance by Holdings with all of the provisions hereof), the issuance and sale of the Securities and the consummation of the certain other transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Holdings pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Holdings is a party or by which Holdings is bound or to which any of the property or assets of Holdings is subject, which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations, financial condition, shareholders’ equity or results of operations of Holdings or materially and adversely affect the validity of the Securities or the legal authority or ability of Holdings to comply in all material respects with the terms of this Subscription Agreement (a “Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of Holdings in any material respect; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any Authority having jurisdiction over Holdings or any of its properties that would reasonably be expected to have a Material Adverse Effect.

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2.3.4 Neither Holdings, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by Holdings on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance or sale of the Securities under the Securities Act.

2.3.5 Neither Holdings nor any person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities and neither Holdings, nor any person acting on its behalf has offered any of the Securities in a manner involving any public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

2.3.6 Holdings has not taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does Holdings have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

2.3.7 Assuming the accuracy of Subscriber’s representations and warranties set forth in this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of PIPE Shares by the Company to Subscriber and the PIPE Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

2.3.8 Other than the Other Subscription Agreements, the Transaction Agreement and any other agreement expressly contemplated by the Transaction Agreement, Holdings has not entered into any side letter or similar agreement with any Other Subscriber or any other investor in connection with such Other Subscriber’s or investor’s investment in Holdings. No Other Subscription Agreement includes a price per Security different from this Subscription Agreement or other terms, rights or conditions that are more advantageous (economically or otherwise) in any material respect to any such Other Subscriber than Subscriber hereunder, and such Other Subscription Agreements have not been amended or modified in any material respect following the date of this Subscription Agreement in any manner that materially benefits the Other Subscriber thereunder unless Subscriber has been granted the same benefits.

2.3.9 Holdings is not, and immediately after receipt of payment for the Securities will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.3.10 As of the date of this Agreement Holdings has not received any written communication from a governmental entity that alleges that Holdings is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

2.3.11 Except for such matters as have not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, as of the date of this Subscription Agreement, there is no (i) action, claim, inquiry, arbitration, investigation, litigation or other proceeding pending, or, to the knowledge of Holdings, threatened against Holdings or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Holdings.

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2.3.12 Except for discussions specifically regarding the offer and sale of the Securities, Holdings confirms that neither it nor any other person acting on its behalf has provided Subscriber or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning Holdings or any of its subsidiaries, other than with respect to the Transaction and the transactions contemplated by this Subscription Agreement or the Other Subscription Agreements. Except with respect to the Transaction and the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements, no event or circumstance has occurred which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by Holdings but which has not been so publicly disclosed.

3. Settlement Date and Delivery.

3.1 Closing. The closing of the Subscription contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction, as provided for by the Transaction Agreement. The Closing shall occur on the closing date of, and immediately prior to, or simultaneously with, the consummation of the Transaction. Upon written notice from (or on behalf of) the Company to Subscriber (the “Closing Notice”) that the Company reasonably expects all conditions to the Transaction Closing to be satisfied on a date that is not less than five (5) business days from the date of the Closing Notice, Subscriber shall deliver to the Company, at least two (2) business day prior to the scheduled closing date specified in the Closing Notice (the “Scheduled Closing Date”), to be held in escrow until the Closing, the Purchase Price for the Securities by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice, which at the Closing will be released to the Company against delivery by the Company promptly after the Closing to Subscriber of the Securities in book-entry form (or in certificated form if indicated by Subscriber on Subscriber’s signature page hereto), free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws). Not later than one (1) business day after the Closing, the Company shall deliver to Subscriber the Securities in book entry form, in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable. In the event the Closing does not occur within three (3) business days of the Scheduled Closing Date, the Company shall promptly (but not later than two (2) business days thereafter) return the Purchase Price to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by the Subscriber, and any book-entries for the Securities shall be deemed repurchased and cancelled. Unless this Subscription Agreement is terminated pursuant to Section 5 below, the failure of the Closing to occur on the Scheduled Closing Date shall not terminate this Subscription Agreement or otherwise relieve any party of any of its obligations hereunder. For purposes of this Subscription Agreement, “business day” means any day that, in New York, New York, is neither a legal holiday nor a day on which commercial banking institutions are generally authorized or required by law or regulation to close (excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercial banking institutions in New York, New York are generally open for use by customers on such day).

3.2 Conditions to Closing.

3.2.1 The Closing shall be subject to the satisfaction or valid waiver by the Company, on the one hand, or Subscriber, on the other, of the conditions that, on the Closing Date:

(i) No suspension of the qualification of the Securities for offering or sale or trading on the Nasdaq Global Market (“Nasdaq”) shall have occurred and be continuing.

(ii) No Authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award (whether temporary preliminary or permanent) which is then in effect and has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting or enjoining the consummation of the transactions contemplated hereby.

(iii) All conditions precedent to the consummation of the Transaction set forth in the Transaction Agreement, as determined by the parties to the Transaction Agreement, shall have been satisfied or waived by the party entitled to the benefit thereof (other than those conditions that, by their nature, may only be satisfied at the consummation of the Transaction, but subject to satisfaction of such conditions as of the consummation of the Transaction), and the Transaction Closing shall be substantially concurrent with the Closing.

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3.2.2 The Closing shall also be subject to the satisfaction or valid waiver by the Subscriber of the conditions that, on the Closing Date:

(i) The Company shall have performed, satisfied and complied in all material respects with all agreements, conditions and covenants required by this Subscription Agreement to be performed by the Company at or prior to the Closing.

(ii) The representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects) as of such date), and consummation of the Closing, shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements of the Company contained in this Subscription Agreement as of the Closing Date.

(iii) No amendment, waiver or modification of the Transaction Agreement shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement, unless Subscriber has previously consented in writing to such amendment, waiver or modification.

(iv) Company shall have filed with Nasdaq an application or supplemental listing application for the listing of the Securities and Nasdaq shall have raised no objection with respect thereto, subject to official notice of issuance.

(v) There shall have been no amendment, waiver or modification to the Other Subscription Agreements that materially benefits (economically or otherwise) the Other Subscribers thereunder unless this Subscription Agreement shall have been amended to reflect the same terms.

(vi) From and after the date hereof, there shall have not occurred a Material Adverse Effect which is continuing and uncured.

3.2.3 The Closing shall also be subject to the satisfaction or valid waiver by the Company of the conditions that, on the Closing Date:

(i) Subscriber shall have performed, satisfied and complied in all material respects with all agreements, conditions and covenants required by this Subscription Agreement to be performed by Subscriber at or prior to the Closing.

(ii) All representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true in all respects) as of such date), and consummation of the Closing, shall constitute a reaffirmation by the Subscriber of each of the representations, warranties and agreements of the Subscriber contained in this Subscription Agreement as of the Closing Date.

4. Transfer Restrictions.

4.1 After the Closing, the Securities may only be resold, transferred, pledged or otherwise disposed of in compliance with state and federal securities laws and pursuant to an effective registration statement, Rule 144 under the Securities Act (“Rule 144”) or pursuant to another applicable exemption from the registration requirements of the Securities Act, to the Company or to an affiliate of Subscriber. As a condition of transfer (other than pursuant to an effective registration statement pursuant to Rule 144 or pursuant to another applicable exemption from the registration requirements of the Securities Act), any such transferee shall agree in writing to be bound by the terms of this Subscription Agreement and shall have the rights and obligations of Subscriber under this Agreement.

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4.2 The Company acknowledges that the Securities may be pledged by Subscriber in connection with a bona fide margin agreement, provided that such pledge shall be pursuant to an available exemption from the registration requirements of the Securities Act or pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and Subscriber effecting a pledge of the Securities shall not be required to provide the Company with any notice thereof; provided, however, that neither the Company nor its counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Securities are not subject to any contractual lock up or prohibition on pledging, the form of such acknowledgment to be subject to review and comment by the Company in all respects.

4.3 Subject to applicable requirements of the Securities Act and the interpretations of the Commission thereunder and any requirements of the Company’s transfer agent, the Company shall use commercially reasonable efforts to ensure that instruments, whether certificated or uncertificated, evidencing the Securities shall not contain any legend (including the legend set forth in Section 4.4 below) (i) following any sale of such Securities pursuant to Rule 144, (ii) if such Securities are eligible for sale under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, and in each case, Subscriber provides the Company with an undertaking to effect any sales or other transfers in accordance with the Securities Act, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).

4.4 Subscriber agrees to the imprinting, so long as is required by this Section 4, of a legend on any of the Securities in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

4.5 Subscriber hereby acknowledges and agrees that it will not, and will cause each person acting at Subscriber’s direction or pursuant to any understanding with Subscriber to not, directly or indirectly offer, sell, pledge, contract to sell or sell any option to purchase, or engage in hedging activities or execute any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act, in each case that result in Subscriber having a net short cash position in respect of the Securities until the Closing (or such earlier termination of this Subscription Agreement in accordance with its terms). For the avoidance of doubt, nothing contained herein shall prohibit Subscriber from (i) any purchase of securities by Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates in an open market transaction after the execution of this Subscription Agreement, or (ii) any sale (including the exercise of any redemption right) of securities of the Company (A) held by Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates prior to the execution of this Subscription Agreement or (B) purchased by Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates in an open market transaction after the execution of this Subscription Agreement. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the Transaction (including Subscriber’s controlled affiliates and/or affiliates) from entering into any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Subscription Agreement.

4.6 The Company will use its commercially reasonable efforts to make all Securities eligible on the Direct Registration System of the Depository Trust Company so that Subscriber can move shares to respective prime broker accounts and sell without restriction.

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5. Termination. Except for the provisions of Sections 5, 7, 8 and 9 and the provisions of this Agreement providing for the return of funds previously delivered in the event the Closing does not occur, all of which shall survive any termination hereunder, this Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (i) such date and time as the Transaction Agreement is terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (iii) at the election of the Subscriber, if the Closing shall not have occurred on or before the Outside Date (as defined in the Transaction Agreement), or (iv) if any of the conditions to Closing set forth in Section 3.2 are not satisfied on or prior to the Closing Date and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing; provided, that, subject to the limitations set forth in Section 8, nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify Subscriber of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the termination hereof in accordance with this Section 5, any monies paid by Subscriber to the Company in connection herewith shall promptly (and in any event within two (2) Business Days) be returned in full to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber.

6. Registration Rights.

6.1 The Company agrees that within thirty (30) days after the Closing Date, the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement to register under and in accordance with the provisions of the Securities Act, the resale of all of the Registrable Securities (as defined below) on Form S-3 or Form S-1 (which in either case shall be filed pursuant to Rule 415 under the Securities Act as a secondary-only registration statement), which shall be on Form S-3 if the Company is then eligible for such short form, or any similar or successor short form registration or, if the Company is not then eligible for such short form registration or would not be able to register for resale all of the Registrable Securities on Form S-3, on Form S-1 or any similar or successor long form registration (the “Registration Statement”). The Company will provide a draft of the Registration Statement to Subscriber for review at least two (2) business days in advance of the filing the Registration Statement, and shall advise Subscriber promptly upon the Registration Statement being declared effective by the Commission. The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective by the Commission as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days (or ninety (90) calendar days if the Commission notifies the Company that it will “review” the Registration Statement) following the Closing Date and (ii) the fifth (5th) business day after the date the Company is notified in writing by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”); provided, however, that the Company’s obligations to include the Registrable Securities of Subscriber in the Registration Statement are contingent upon Subscriber furnishing in writing to the Company such information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and Subscriber shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the PIPE Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the Registrable Securities by the Subscribers or otherwise, the Company shall use its best efforts to ensure that the Commission determines that (1) the offering contemplated by the Registration Statement is a bona fide secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 of the Securities Act and (2) Subscriber is not a statutory underwriter. If the Company is unsuccessful in the efforts described in the preceding sentence then (i) the Company shall cause such Registration Statement to register for resale such number of PIPE Shares which is equal to the maximum number of PIPE Shares as is permitted by the Commission and (ii) Subscriber shall have an opportunity to withdraw its Registrable Securities. In such event, the number of PIPE Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. The Company will use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until the earliest of (x) such time as when all of Subscriber’s securities included therein cease to be Registrable Securities, (y) such time as when all of Subscriber’s Registrable Securities included in such Registration Statement have actually been sold and (z) three years from the Closing Date. The Company will use its commercially reasonable efforts to cause the removal of all restrictive legends from any Registrable Securities being sold under the Registration Statement at the time of sale of such Registrable Securities upon the receipt from the Subscriber of such supporting documentation, if any, as requested by the Company. The Company will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, reasonably necessary to enable Subscriber to resell Registrable Securities pursuant to the Registration Statement and Rule 144, qualify the Registrable Securities for listing on the applicable stock exchange and update or amend the Registration Statement as necessary to include Registrable Securities. “Registrable Securities” shall mean, as of any date of determination, the Securities and any other equity security issued or issuable with respect to the Securities by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, provided, however, that such securities shall cease to be Registrable Securities at the earliest of (A) three (3) years after the Closing Date, (B) the date all Securities held by Subscriber may be sold by Subscriber without volume or manner of sale limitations pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), (C) the date on which such securities have actually been sold by Subscriber, or (D) when such securities shall have ceased to be outstanding. Notwithstanding the foregoing, Subscriber shall not be required to sign any form of lock-up agreement in connection with the Registration Statement. Subscriber may deliver written notice (an “Opt-Out Notice”) to the Company requesting that Subscriber not receive notices from the Company otherwise required by this Section 6.1; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Company shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) Subscriber will notify the Company in writing at least three (3) business days in advance of each intended use of an effective Registration Statement, and if a notice of a Suspension Event (as defined below) was previously delivered (or would have been delivered but for the provisions of this Section 6.1) and the related suspension period remains in effect, the Company will so notify Subscriber, within two (2) business days after Subscriber’s notification to the Company, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event promptly following its availability.

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6.2 At its expense the Company shall:

6.2.1 except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws that the Company determines to obtain in connection with such registration, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until all Securities acquired by Subscriber hereunder cease to be Registrable Securities or such shorter period upon which Subscriber has notified the Company that such Registrable Securities have actually been sold, or otherwise when such Registration Statement is no longer required to be effective under this Section 6;

6.2.2 subject to an Opt-Out Notice, advise Subscriber within three (3) business days: (A) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (B) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (C) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus included therein so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Company other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (A) through (C) above constitutes material, nonpublic information regarding the Company;

6.2.3 use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as promptly as reasonably practicable;

6.2.4 upon the occurrence of any event contemplated in Section 6.2.2, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as promptly as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

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6.2.5 use its commercially reasonable efforts to cause all Securities to be listed on each securities exchange or market, if any, on which the Common Shares issued by the Company have been listed; and

6.2.6 use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby.

6.3 Notwithstanding anything to the contrary in this Subscription Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, (i) if any information (e.g., compensation data) is not readily available and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of external legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements, (ii) at any time the Company is required to file a post-effective amendment to the Registration Statement and the Commission has not declared such amendment effective or (iii) if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Company’s board of directors reasonably believes, upon the advice of external legal counsel, would require additional disclosure by the Company in the Registration Statement of material non-public information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of external legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, the Company shall not so delay filing or so suspend the use of the Registration Statement on more than two (2) occasions or for a period of more than sixty (60) consecutive days or more than a total of ninety (90) calendar days, in each case in any three hundred sixty (360) day period. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until such Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare after the completion of the Suspension Event) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, Subscriber will deliver to the Company or, in such Subscriber’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in such Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (i) to the extent such Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

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6.4 The Company shall indemnify, defend and hold harmless Subscriber (to the extent a seller under the Registration Statement), and any of its officers, directors, agents, partners, members, stockholders, affiliates, managers, investment advisers and employees, and each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including reasonable out-of-pocket external attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 6, except insofar as and to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to the Company by such Subscriber expressly for use therein or such Subscriber has omitted a material fact from such information or otherwise violated the Securities Act, the Exchange Act or any state securities law or any rule or regulation thereunder, in each case, in connection with the registration of the Common Shares; provided, however, that the indemnification contained in this Section 6 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by such Subscriber, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by the Company, or (D) in connection with any offers or sales effected by or on behalf of such Subscriber in violation of Section 6.3 hereof. Subscriber shall notify the Company promptly of the institution of any proceeding arising from or in connection with the transactions contemplated by this Section 6 of which Subscriber becomes aware, provided that a failure by Subscriber to provide such notice shall not impact Subscriber’s right to be indemnified hereunder unless the Company is actually prejudiced thereby. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Securities by Subscriber.

6.5 Subscriber shall (severally and not jointly with any Other Subscriber) indemnify and hold harmless the Company, its directors, officers, agents and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 6 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall notify Subscriber promptly of the institution of any proceeding arising from or in connection with the transactions contemplated by this Section 6 of which the Company becomes aware, provided that a failure by the Company to provide such notice shall not impact the Company’s right to be indemnified hereunder unless Subscriber is actually prejudiced thereby. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Securities by Subscriber.

6.6 If the indemnification provided under this Section 6 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 6, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 6 from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 6.6 shall be individual, not joint and several, and in no event shall the liability of Subscriber hereunder be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Registrable Securities giving rise to such indemnification obligation.

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7. Miscellaneous.

7.1 Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

7.1.1 Subscriber acknowledges that the Company, Holdings and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Subscriber agrees to promptly notify the Company and Holdings if any of the acknowledgments, understandings, agreements, representations and warranties made by Subscriber set forth herein are no longer accurate in all material respects.

7.1.2 Each of the Company, Holdings and Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby, in each case, to the extent required by applicable law.

7.1.3 The Company may request from Subscriber such additional information as the Company may deem reasonably necessary to evaluate the eligibility of Subscriber to acquire the Securities, and Subscriber shall use reasonable best efforts to promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures, provided that the Company agrees to keep confidential any such information provided by Subscriber.

7.2 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) when sent, with affirmative confirmation of receipt, if sent by email, (c) one (1) business day after being sent, if sent by reputable, internationally recognized overnight courier service or (d) three (3) business days after the date of mailing by registered or certified mail (prepaid and return receipt requested), in any case, to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii) if to the Company (prior to the Closing), to:

Technology & Telecommunication Acquisition Corporation
C3-2-23A, Jalan 1/152, Taman OUG Parklane
Off Jalan Kelang Lama
58200 Kuala Lumpur, Malaysia
Telephone No.:	+60 1 2334 8193
E-mail:	ngtekche8@gmail.com

with a required copy to (which copy shall not constitute notice):

Loeb & Loeb LLP
345 Park Avenue, 19th Floor
New York, NY 10154
Attention:	Alex Weniger-Araujo
E-mail:	aweniger@loeb.com

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(iii) if to Holdings, to:

Bradbury Capital Holdings Inc.
c/o Super Apps Holdings Sdn. Bhd.
L5-07 Level 5, Wisma BU8, No. 11
Lebuh Bandar Utama
Bandar Utama, 47800 Petaling Jaya Selangor Malaysia
Attention:	Mr. Loo See Yuen
E-mail	keith.loo@bradburyam.com

with a required copy to (which copy shall not constitute notice):

Jenny Chen-Drake, Esq.
The Law Offices of Jenny Chen-Drake
1441 New Highway 96 West, Suite 2, #123
Franklin, Tennessee 37064
Telephone:	(310) 358-0880

7.3 Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof (other than any confidentiality agreement entered into by the Company and Subscriber in connection with the Offering).

7.4 Modifications and Amendments. This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the parties hereto.

7.5 Waivers and Consents. The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party against whom enforcement of such waiver or consent is sought. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Subscription Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

7.6 Assignment. Neither this Subscription Agreement nor any rights, interests or obligations that may accrue to the Subscriber hereunder (other than the Securities acquired hereunder by Subscriber, if any, after the Closing and Subscriber’s rights under Section 6 above) may be transferred or assigned without the prior written consent of the Company, and any purported transfer or assignment without such consent shall be null and void ab initio; provided, however, Subscriber may transfer or assign its rights, interests and obligations hereunder to a controlled affiliate of Subscriber or another investment fund or account managed or advised by the same manager as Subscriber (or a related party or affiliate) that can satisfy the requirements of Section 2.1.4 and the other representations and warranties in Section 2.1, provided, further, that no such transfer or assignment without the prior express written consent of the Company shall release Subscriber of its obligations hereunder and such transferee(s) or assignee(s), as applicable, agrees in writing to be bound by the terms hereof as if it were the original Subscriber party hereto.

7.7 Benefit. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. Except as expressly provided for herein, this Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

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7.8 Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

7.9 Consent to Jurisdiction; Waiver of Jury Trial. The parties hereto agree to submit any matter or dispute resulting from or arising out of the execution, performance, interpretation, breach or termination of this Agreement to the exclusive jurisdiction of federal or state courts within the County of New York, State of New York (and any appellate courts thereof) (the “Specified Courts”). Each of the parties agrees that service of any process, summons, notice or document in the manner set forth in Section 7.2 hereof or in such other manner as may be permitted by applicable law, shall be effective service of process for any proceeding with respect to any matters to which it has submitted to jurisdiction in this Section 7.9. Each of the parties hereto irrevocably and unconditionally agrees that it is subject to, and hereby submits to, the personal jurisdiction of the Specified Courts for any action, suit or proceeding arising out of this Subscription Agreement or the transactions contemplated hereunder and waives any objection to the laying of venue in the Specified Courts (the United States District Court for the Southern District of New York, or the applicable New York state courts if the federal jurisdictional standards are not satisfied), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ITS RIGHTS TO A TRIAL BY JURY.

7.10 Non-Reliance and Exculpation. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person other than the statements, representations and warranties of the Company expressly contained in Section 2.2 of this Subscription Agreement, in making its investment or decision to invest in the Company. Subscriber further acknowledges and agrees that no Other Subscriber pursuant to Other Subscription Agreements (including the controlling persons, members, officers, directors, partners, agents, employees or other representatives of any such Other Subscriber) shall be liable to Subscriber pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.

7.11 Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. Upon such determination that any provision is invalid, illegal or unenforceable, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

7.12 Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Subscription Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the Closing until the expiration of any statute of limitations under applicable law.

7.13 Expenses. The Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

7.14 Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

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7.15 Counterparts. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf), all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

7.16 Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Subscription Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof. As used in this Subscription Agreement, the term: (x) “person” shall refer to any individual, corporation, partnership, trust, limited liability company or other entity or association, including any governmental or regulatory body, whether acting in an individual, fiduciary or any other capacity; and (y) “affiliate” shall mean, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise).

7.17 Mutual Drafting. This Subscription Agreement is the joint product of Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

7.18 Remedies.

7.18.1 The parties agree that the irreparable damage would occur if this Subscription Agreement was not performed in accordance with its specific terms or was otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 7.9, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages. The right to specific enforcement shall include the right of the parties hereto to cause to cause the other parties hereto to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 7.18 is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

7.18.2 The parties acknowledge and agree that this Section 7.18 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

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7.18.3 In any dispute arising out of or related to this Subscription Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the documented and out-of-pocket costs and external attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the documented out-of-pocket costs and external attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

8. Disclosure.

8.1 The Company shall, by 5:30 p.m., New York City time, on the first (1st ) business day immediately following the date of this Subscription Agreement file a Current Report on Form 8-K with the Commission (the time of such filing, “Disclosure Time”) disclosing and describing all material terms of the transactions contemplated hereby, and a form of this Subscription Agreement will be filed with the Commission as an exhibit thereto. From and after the Disclosure Time, the Company represents to Subscriber that it shall have publicly disclosed all material, non-public information delivered to Subscriber by the Company, Holdings or any of their officers, directors, employees or agents in connection with the transactions contemplated by the Subscription Agreement and the Transaction Agreement, and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with Company or any of their affiliates, relating to the transactions contemplated by this Subscription Agreement.

8.2 Notwithstanding anything in this Subscription Agreement to the contrary, the Company shall not publicly disclose the name of Subscriber or any of its affiliates, or include the name of Subscriber or any of its affiliates in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except (i) as required by the federal securities law in connection with the Registration Statement, (ii) in a press release or marketing materials of the Company in connection with the Transaction to the extent any such disclosure is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 8.2 and (iii) to the extent such disclosure is required by law, at the request of the Staff of the Commission or regulatory agency or under the regulations of Nasdaq, in which case the Company shall provide Subscriber with prior written notice of such disclosure, and shall reasonably consult with the Subscriber regarding such disclosure.

9. Trust Account Waiver. Subscriber acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. Subscriber further acknowledges that, as described in the Prospectus available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of Company’s initial public offering (including overallotment securities sold by the Company’s underwriter thereafter) and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Company, its public shareholders and the underwriters of Company’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Company to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they now have or may have in the future, in or to any monies held in the Trust Account or distributions therefrom to the Company’s public stockholders, and agrees not to seek recourse against the Trust Account for any claims in connection with, as a result of, or arising out of, this Subscription Agreement or the transactions contemplated hereby; provided, however, that nothing in this Section 9 (x) shall serve to limit or prohibit Subscriber’s right to pursue a claim against Company for legal relief against assets held outside the Trust Account (other than distributions to the Company’s public stockholders), for specific performance or other equitable relief, (y) shall serve to limit or prohibit any claims that Subscriber may have in the future against Company’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account (other than distributions to the Company’s public stockholders) and any assets that have been purchased or acquired with any such funds) or (z) shall be deemed to limit any Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of the Company acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of the Company.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

By:
Name:
Title:

BRADBURY CAPITAL HOLDINGS INC.

By:
Name:
Title:

Accepted and agreed as of the date first set forth above.

SUBSCRIBER:

Name of Subscriber:	Name of Joint Subscriber, if applicable

{Please print}	{Please print}

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By:	By:
Name:	Name:
Title:	Title:

If there are joint investors, please check one:

☐	Joint Tenants with Rights of Survivorship
☐	Community Property
☐	Tenants-in-Common

Subscriber’s EIN:	Joint Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No:	Facsimile No:

Email Address:	Email Address:

Aggregate Number of Common Shares subscribed for:

Aggregate Purchase Price: $________________________

Subscriber must pay the Purchase Price by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in the Closing Notice.

If Subscriber wants certificated Securities rather than book-entry form, indicate here: ________

[Signature page to Subscription Agreement]

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SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Schedule A should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1.	☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”)).

2.	☐	Subscriber is subscribing for the Securities as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.	☐	Subscriber is an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an institutional “accredited investor.”

2.	☐	Subscriber is not a natural person.

*** AND ***

C.	AFFILIATE STATUS

(Please check the applicable box) SUBSCRIBER:

☐	is:

☐	is not

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

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☐	Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to section 15 of the Exchange Act;

☐	Any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state;

☐	Any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act of 1940;

☐	Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐	Any investment company registered under the Investment Company Act or a business development company as defined in section 2(a) (48) of the Investment Company Act;

☐	Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

☐	Any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) the plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

☐	Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000;

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section 230.506(b)(2)(ii) of Regulation D under the Securities Act;

☐	Any entity, other than an entity described in the categories of “accredited investors” above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐	Any “family office,” as defined under the Investment Advisers Act that satisfies all of the following conditions: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐	Any “family client,” as defined under the Investment Advisers Act, of a family office meeting the requirements in the previous paragraph and whose prospective investment in the issuer is directed by such family office pursuant to the previous paragraph; or

☐	Any entity in which all of the equity owners are accredited investors.

☐	I have an individual net worth, or joint net worth with my spouse or spousal equivalent, of more than $1,000,000 exclusive of the value of my primary residence.

(For purposes of determining net worth, exclude the value of your primary residence as well as the amount of indebtedness secured by your primary residence, up to the fair market value. Any amount in excess of the fair market value of your primary residence must be included as a liability. In the event the indebtedness on your primary residence was increased in the 60 days preceding the completion of this Agreement, the amount of the increase must be included as a liability in the net worth calculation. For this purpose, “joint net worth” can be the aggregate net worth of the investor and spouse or spousal equivalent; assets need not be held jointly to be included in the calculation. Reliance on the joint net worth standard described herein does not require that the securities be purchased jointly. For this purpose, “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.)

☐	I have an individual income in excess of $200,000, or joint income with my spouse or spousal equivalent in excess of $300,000, in each of the 2 most recent years and I have a reasonable expectation of reaching the same income level in the current year.

☐	I hold, in good standing, 1 or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status and which the SEC has posted as qualifying. (For this purpose, the SEC has posted the following qualifying professional certifications: holders in good standing of FINRA Series 7, Series 65, and Series 82 licenses.)

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